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                                                                    EXHIBIT 3.18

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 01:30 PM 05/06/1999
                                                         991180536 - 3039501

                          CERTIFICATE OF INCORPORATION

                                       OF

                      GENERAL CABLE OVERSEAS HOLDINGS, INC.

         The undersigned, a natural person, for the purpose of organization of a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendator thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation is General Cable Overseas Holdings, Inc.

         SECOND: The address, including street, number city and county of the registered office of the corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation are as follows: Any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock the corporation is authorized to issue is 1,000 at $0.01 par value.

         FIFTH: The name of the directors are as follows:

         Robert J. Siverd          4 Tesseneer Drive, Highland Heights, KY 41076
         Christopher F. Virgulak   4 Tesseneer Drive, Highland Heights, KY 41076

         SIXTH: The name and the mailing address of the incorporator are as follows:

                  L. J. Vitalo      The Corporation Trust Company, Corporation
                                    Trust Center 1209 Orange Street, Wilmington,
                                    Delaware 19801

         SEVENTH: The corporation is to have perpetual existence.

Date:                       May 6, 1999       /s/ L.J. Vitalo
                                              -------------------------------
                                              By:  L. J. Vitalo, Incorporator